As filed with the Securities and Exchange Commission on January 20, 1998 Commission File No. 33-97770


SECURITIES AND EXCHANGE COMMISSION
Washington D. C. 20549
FORM 8K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 18, 1997


LEVEL BEST GOLF, INC.

(Exact name of registrant as specified in its charter)


FLORIDA	59-3205644
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

14561 58th Street North, Clearwater, Florida 34620	(813) 535-7770


(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

APPLICABLE

Item 3.  Bankruptcy or Receivership.

Item 3. Level Best Golf, Inc. has been unable to secure the required capitol to continue operations and has filed bankruptcy under chapter 7 of the U.S. Bankruptcy code in the U.S. Bankruptcy Court, middle district of Florida, Tampa Division. File #9800289-8G7


/s/ Fred L. Solomon					January 20, 1998
Fred L. Solomon
Chief Executive Officer and
Director (Principal Executive Officer)